                                  EXHIBIT 10.5

                            STOCK EXCHANGE AGREEMENT
                            ------------------------


     THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made as of July 31, 1995 by and among VIVRA INCORPORATED, a Delaware corporation ("Vivra" or "Buyer"),
             ------------------
and RAJ & JAY, INC., VADAKKIPALAYAM DEVARAJAN, M.D., CHEMMALE JAYAKRISHNAN,
    ---------------  ------------------------------  ----------------------
M.D., DAVID J. VIAL, M.D. and MARTIN BALLENGER, M.D. (collectively, "Sellers").
----  ------------------      ----------------------

     RECITALS:

     A. St. Charles Parish Dialysis Center, Inc., a Louisiana corporation, (the "Company" or "SCDC"), owns and operates a facility (the "Facility") located at 853 Mulling Avenue, Luling, Louisiana 70080. SCDC provides (i) continuous ambulatory peritoneal dialysis and hemodialysis services, treatments, counselling and instruction at the Facility, in the home and on an out-patient basis to persons with kidney diseases or conditions and (ii) acute care services to patients at hospitals (collectively, the "Dialysis Business").

     B. Sellers each own the number of shares of common stock, no par value per share, of the Company set forth opposite their name on Exhibit A (collectively, all such shares are referred to as the "SCDC Shares").

     C. Vadakkipalayam Devarajan, M.D. and Chemmale Jayakrishnan, M.D. each own 50% of the common stock of Raj & Jay, Inc.

     D. It is the intention of the parties to exchange the SCDC Shares pursuant to the requirements of section 368(a)(1)(B) of the Internal Revenue Code (the "Code").

     E. Buyer desires to acquire from Sellers and Sellers desire to sell to Buyer all of the SCDC Shares in exchange for capital stock of Buyer.

     NOW, THEREFORE, it is agreed:

     1.  The Transaction.
         ---------------

     1.1  Exchange of Stock.  Subject to the terms and conditions contained
          -----------------
herein, at the Closing (as hereinafter defined) Sellers shall sell, transfer and assign to Buyer, and Buyer shall purchase, accept and receive all right, title and interest in and to all of the SCDC Shares, free and clear of all options, pledges, security interests, liens, charges or other encumbrances or restrictions on transfer of any kind ("Encumbrances"), solely in exchange for common stock of Vivra as required by section 368(a)(1)(B) of the Code.

     1.2  Consideration.
          -------------

     (a) Upon the terms and subject to the conditions hereof, and in consideration of the transfer and delivery of the SCDC Shares, Vivra shall deliver to each Seller (i) on or before August 15, 1995, that number of shares of common stock, $.01 par value per share of Vivra ("Vivra Common Stock") equal to (A) $700,000 divided by the Average Closing Price (as defined below) multiplied by (B) the percentage set forth opposite the name of such Seller on Exhibit A hereto under the heading "Percentage Ownership" (the "Seller's Percentage Ownership"), and (ii) on the date set forth below in paragraph 1.3, that number of shares of Vivra Common Stock equal to (A) the Purchase Price less $700,000 divided by the Average Closing Price, multiplied by (B) the Seller's Percentage Ownership, if such number is greater than zero (the "Post Closing Payment").

     (b) For purposes of this Agreement "Average Closing Price" shall mean the average closing price of Vivra Common Stock on the New York Stock Exchange for the twenty (20) consecutive trading days ending on the tenth (10th) trading day prior to the Closing Date.

     (c) All references in this Agreement to Vivra Common Stock shall be deemed to include the associated right to purchase a share of Vivra Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between Vivra and Bank of America National Trust and Savings Association. The shares of Vivra Common Stock to be issued to the Sellers (including any Post Closing Payment (as hereinafter defined)) are referred to in this Agreement as the "Vivra Shares." The Vivra Shares shall initially be delivered to the Escrow Holder pursuant to paragraph 4.2 of this Agreement.

     1.3  Determination of Purchase Price.  (a)  The Purchase Price for the SCDC
          -------------------------------
Shares (the "Purchase Price") shall be equal to (i) $1,120,000, plus (ii) an amount (which may be a negative amount) equal to the sum of the accounts receivable, cash and cash equivalents of the Company less the liabilities of the Company (each as reflected on the Final Closing Balance Sheet) and shall be determined in accordance with the provisions of this paragraph 1.3. Within forty-five (45) days after the Closing, Vivra shall have prepared and delivered to the Sellers a balance sheet for the Company as of the date of the Closing, along with a statement setting forth in reasonable detail the computation of the Purchase Price (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles and procedures used in, and on a basis consistent with, those applied by the Company in preparing the December 31, 1994 balance sheet included within the Financials (as hereinafter defined); provided, however, that for purposes of the Closing Balance Sheet the following provisions shall govern:

to an accrual basis of accounting.

     (b) Vivra shall promptly provide the Sellers with access to all information which the Sellers shall reasonably request to verify the Closing Balance Sheet. The Closing Balance Sheet as delivered to the Sellers shall be final for purposes of determining the Purchase Price unless Vivra is given written notice that the Sellers dispute the calculation of the Purchase Price (the "Dispute Notice") within ten (10) business days after the Closing Balance Sheet has been given to the Sellers. Any Dispute Notice shall set forth in reasonable detail the items in dispute. In the event a Dispute Notice is timely given to Vivra, Vivra and the Sellers shall have thirty (30) days to resolve the dispute and if not resolved, the dispute shall be submitted to a "Big Six" accounting firm chosen by lot (the "Arbitrator") which shall be instructed to arbitrate such dispute and determine the Purchase Price within thirty (30) days. Each party shall pay its own fees and expenses in connection with resolving a Dispute Notice. Buyer and Sellers shall each pay half of the fees and expenses of such Arbitrator. The resolution of the dispute by the Arbitrator shall be set forth in writing and shall be conclusive and binding upon and non-appealable by the parties, and the determination of the Purchase Price shall become final upon the date of such resolution and may be entered as a final judgment in any court of proper jurisdiction. The Closing Balance Sheet as (i) delivered by Vivra if a Dispute Notice is not properly delivered, (ii) determined by mutual agreement of Vivra and the Sellers or (iii) determined by the written resolution of the Arbitrator shall be the Final Balance Sheet. Vivra shall pay the Post Closing Payment, if any, to the Sellers by delivery of the required number of shares of Vivra Common Stock to the Escrow Holder within fifteen (15) business days after the Final Closing Balance Sheet is determined.

     (c) In the event that the Purchase Price as finally determined is less than $700,000, then the Sellers shall pay to Vivra such deficiency within fifteen (15) business days after the Final Closing Balance Sheet is determined. Such deficiency shall be paid by delivering (or instructing the Escrow Holder to deliver) that number of shares of Vivra Common Stock equal to the deficiency divided by the Average Closing Price.

     1.4  Transfer of Custody of Patient Records.  Sellers agree to turn over to
          --------------------------------------
Vivra on the Closing Date custody of all existing records, files, charts, x-ray files and similar data pertaining to each Patient, as hereinafter defined, and in Sellers' possession as of the Closing Date (collectively the "Patient Records"). "Patient" shall mean any past or current patient treated at the Facility and for whom Sellers keep, maintain or have custody of any records, files, charts, x-ray files or any similar data. Vivra agrees to accept custody of the Patient Records and to hold, utilize and deliver them pursuant to the instructions of the Patient to whom they pertain. The parties agree to use their best efforts to comply with all laws and regulations with respect to the handling and storage of the Patient Records.

     1.5  Noncompetition, Nonsolicitation and Nondisclosure Covenants.
          -----------------------------------------------------------

     1.5.1  Covenants.
            ---------

     (a)  Noncompetition Covenant.  The Sellers agree that for a period (the
          -----------------------
"Restricted Period") beginning on the Closing and ending on the tenth (10th) anniversary thereof, no Sellers nor any affiliate of the Sellers will, either jointly or individually, directly or indirectly, compete with Vivra or its affiliates or own, manage, operate, join, control, advise, consult with or participate in the ownership, operation, management or control (other than as a shareholder owning less than five percent (5%) of the capital stock of a company whose stock is publicly traded on a national exchange) of any business engaged in the provision of chronic in-patient, outpatient or home hemodialysis, continuous ambulatory peritoneal dialysis, acute care dialysis services, intradialytic parenteral nutrition, nerve conduction testing and bone densitometry services (individually and collectively, a "Competing Business") within a fifty (50) mile radius of the Facility (the "Restricted Area"), nor will they advise, assist, consult with, lease or sell real property to (or permit their successors or assigns to do so) or aid in the establishment or operation of a Competing Business in the Restricted Area during the Restricted Period; provided, however, that Sellers will not be prevented from (a) practicing medicine, including the treatment of patients at any facility, within the Restricted Area or from engaging in teaching, research or other academically oriented activities or (b) operating one dialysis facility in Plaquemines Parish, Louisiana.

     (b)  Nonsolicitation Covenant.  Each Seller agrees that during the
          ------------------------
Restricted Period, he will not, either jointly or individually, directly or indirectly, solicit any employees of Vivra, its affiliates or the Company for or on behalf of any business similar to the Dialysis Business within the Restricted Area.

     (c)  Nondisclosure Covenant By Sellers.  In the operation and development
          ---------------------------------
of Vivra's existing businesses and the planning and development of their proposed businesses, Vivra and its affiliates (including the Company) generate information and data which is and will be proprietary and confidential (the "Confidential Information") the disclosure of which would be extremely detrimental to their business and of great assistance to their competitors. The Confidential Information includes, but is not limited to:

          (i)  Development.  Data, plans and projections regarding the location,
               -----------
     development and expansion of existing and proposed facilities;

          (ii)  Marketing.  Market surveys, studies and analyses;
                ---------

          (iii)  Services.  Information concerning the identities,
                 --------
     locations and qualifications of professionals and other persons presently, or prospectively to be, retained or employed by Vivra or any of its affiliates;

          (iv)  Suppliers, etc.  Information concerning:  the identities,
                ---------------
     locations, prices, costs and other terms of dealings with referral and reimbursement sources, suppliers, providers and supplier and provider organizations and entities; administrative and accounting procedures and policies of the U.S. Department of Health and Human Services and the Health Care Finance Administration, the Medicare Program ("Medicare"), the End Stage Renal Disease Program ("ESRD"), the Medicaid Program ("Medicaid"), comparable state offices and programs, insurers and other third-party payers and information about contractual and other arrangements, and affiliations with any of the foregoing;

          (v)  Regulatory Matters.  Information concerning legislative,
               ------------------
     administrative, regulatory and zoning requirements, bodies and officials;

          (vi)  Records.  Medical, patient and personnel records;
                -------

          (vii)  Data.  Statistical, financial, cost and accounting data;
                 ----

          (viii)  Patients.  Existing and prospective patient lists, names
                  --------
     and addresses;

          (ix)  Manuals.  Administrative, accounting, operations and
                -------
     procedures manuals; and

          (x)  This Transaction.  All writings, conversations and
               ----------------
     information regarding the transactions contemplated by this Agreement.

     Sellers understand and agree that, due to the highly competitive nature of the health care industry and the Dialysis Business, disclosure of any of the Confidential Information would be extremely damaging to Vivra and its affiliates. To the extent that any such Confidential Information becomes available to Sellers each Seller agrees that he will not use or divulge such information without the prior written consent of Vivra and that he holds such information in a fiduciary capacity for the sole benefit of Vivra. Sellers also agree that the Confidential Information includes but is not limited to trade secrets within the meaning of any and all applicable state and federal statutes, rules and regulations, and that if any Seller breaches this covenant, Vivra shall in addition to all other remedies, have available the remedies provided by all such state and federal statutes, rules and regulations as well as such remedies as may otherwise be available. The restrictions set forth in this paragraph 1.5.1(c) shall not apply to any part of the Confidential
Information: (i) which is or becomes generally available to the public or publicly known other than as a result of disclosure by Sellers; (ii) which becomes available to Sellers on a nonconfidential basis from a source other than Vivra or its or affiliates who is not bound by a non-disclosure obligation; or
(iii) to the extent it is disclosed by Sellers pursuant to the requirement of a governmental agency or court of competent jurisdiction or as otherwise required under applicable law.

     (d)  Buyer's Nondisclosure Covenant.  Prior to the Closing Date, Buyer
          ------------------------------
agrees to (i) keep all writings, conversations and information regarding the transactions contemplated by this Agreement strictly confidential and not to disclose them to any third parties, except its officers, attorneys, accountants, and other consultants, and (ii) keep in the strictest confidence all financial and other information and data provided to it by the Sellers with respect to the Company, and not to divulge or discuss any such information, or provide copies or extracts thereof to any third parties.

     1.5.2  Transferability.  Sellers agree that the covenants contained in
            ---------------
paragraph 1.5.1 (the "Covenants") may be assigned by Vivra to any person, firm or business entity to whom the ownership and operation of the Facility may be transferred, it being the intention of the parties that the Covenants shall be binding on or inure to the benefit of, as the case may be, any of their successors with the same force and effect as if the Covenants had been made by and with such successors.

     1.5.3  Severability.  It is further understood and agreed that the scope of
            ------------
the Covenants is reasonable in activities, time and area, and the Covenants are fairly necessary to protect the investment of Vivra hereunder. Nevertheless, it is further agreed that the Covenants shall be regarded as severable and shall be operative as to activities, time and area to the extent that they may be made so operative, and if any part of them is declared invalid or unenforceable as to activities, time or area, the validity and enforceability of the remainder shall not be affected.

     1.5.4  Injunction.  It is further understood and agreed that Vivra will
            ----------
suffer irreparable injury for which it may have no adequate remedy at law as a result of the breach of these Covenants, and that Vivra shall be entitled to appropriate remedies of specific performance and injunctive relief in the event of such breach.

     2.  Representations and Warranties of Sellers.  Each of the Sellers,
         -----------------------------------------
jointly and severally, represents and warrants to Buyer as of the date hereof, and as of the Closing Date, as follows:

     2.1  Organization and Capitalization.
          -------------------------------

     (a) The Company is, and on the Closing Date will be, a Louisiana corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has full power and authority to carry on the Dialysis Business.

     (b)  The authorized capital stock of the Company consists of one hundred
(100) shares of common stock, no par value, of which one hundred (100) shares are issued and outstanding on the date hereof. All of the SCDC Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or other right of any person. There are no outstanding options, rights, warrants, conversion rights or other agreements or commitments to which any Seller or the Company is a party or binding upon any Seller or the Company providing for the issuance or transfer by any Seller or the Company of any of the capital stock of the Company. Each Seller is the sole record and beneficial owner of the SCDC Shares set forth opposite his name on Exhibit A, and has good and marketable title to such SCDC Shares and the absolute right, power and capacity to sell, assign, transfer and deliver such SCDC Shares to Buyer free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, options, rights of first refusal, transfer restrictions, conditional sales agreements, voting trust arrangements, voting agreements or claims of any nature whatsoever. Each Seller is conveying to Buyer good and marketable title to such SCDC Shares free of any interest whatsoever of third parties.

     2.2  Authority.  All actions required to be taken by any Seller to
          ---------
authorize and approve the execution, delivery and performance of this Agreement and the other agreements to be delivered at Closing, and the consummation of the transactions described herein have been duly taken. Sellers have the power and authority (without the consent of any other person) to enter into, deliver, and perform this Agreement and the other agreements to be delivered at Closing.
This Agreement, and the other agreements to be delivered at Closing, when executed and delivered by each Seller, will be the valid and binding obligations of Sellers enforceable against each such Seller according to their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws, regulations and authorities from time to time in effect affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding in equity or at law.

     2.3  Financial Statements.
          --------------------

     2.3.1  Statements Delivered.  Sellers have delivered or will deliver to
            --------------------
Buyer the following statements:

     (a)  Balance Sheet and Income Statement.  Balance sheets and statements of
          ----------------------------------
profit and loss for the Dialysis Business at and for the years ended December 31, 1993 and December 31, 1994 and at and for the six (6) months ended June 30, 1995 (Schedule 2.3.1(a)) (the "Financials").

     (b)  Treatment Report.  A report showing all treatments provided by the
          ----------------
Dialysis Business from January 1, 1993 through June 30, 1995 (Schedule 2.3.1(b)) (the "Treatment Report").

     2.3.2  Representation.  All of the Financials have been prepared on the
            --------------
cash basis of accounting according to generally accepted accounting principles consistently applied and fairly present the financial position and results of operations of the Dialysis Business as of the dates and for the periods indicated. The Company is not subject to any liability or obligation (whether absolute, accrued, contingent or otherwise) which is not shown or provided for on the Financials or otherwise described in narrative form on Schedule 2.3 1(a). The Treatment Report accurately presents the number of treatments provided at or by the Facility on the dates thereof and for the period covered thereby.

     2.4  Assets.  Schedule 2.4 contains a complete and correct list of all
          ------
material items of personal property used in connection with the Dialysis Business or owned by the Company (the "Personal Property");

     2.4.1  Extent.  The Personal Property constitutes all material items of
            ------
personal property used in or necessary for the operation of the Dialysis Business as presently operated; and the inventory on the Closing Date will be of quality, quantity and variety customary for facilities of size and utilization and with storage capacity comparable to the Facility;

     2.4.2  Condition.  There are no material defects or unsafe conditions with
            ---------
respect to the Assets (as defined below) and the Sellers do not know of any facts which would make the Assets unsuitable for the uses for which they are intended. All of the Personal Property is in good operating condition and repair, ordinary wear and tear excepted. The Assets will furnish Buyer with all of the capacity and rights to operate the Dialysis Business in the same manner as presently and historically operated by the Company and Sellers.

     2.4.3  Title.  Except as set forth on Schedule 2.4, the Company has all
            -----
right, title and interest in, and good and marketable title to, all of the assets, properties and rights used in the Dialysis Business (the "Assets") free and clear of any Encumbrance.

     2.5  Effect of Agreement.  The execution and delivery of this Agreement by
          -------------------
Sellers and the consummation of the transactions described herein, do not and will not:

     2.5.1  Articles of Incorporation.  Violate the Company's Articles of
            -------------------------
Incorporation or Bylaws;

     2.5.2  Breach of Agreements.  Violate, constitute a breach of, cause a
            --------------------
default under, or permit the termination of any agreement, obligation, or give rise to any liability, penalty, mortgage or deed of trust, security agreement or other lien, charge or encumbrance, to which the Company is a party or to which the Assets are subject or for which the Company or Buyer might become liable;

     2.5.3  Acceleration of Indebtedness.  Accelerate or constitute an event
            ----------------------------
entitling the holder of any indebtedness of the Company to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect thereon; or

     2.5.4  Judgments, etc.  Violate, conflict with or result in the breach of
            ---------------
any judgment, order, writ, injunction, decree or any rule or regulation of any court, governmental agency or instrumentality affecting the Sellers, the Company, the Dialysis Business or the Assets.

     2.6  Compliance with Law.  The Dialysis Business has been conducted in
          -------------------
conformity, and Sellers and the Company are in compliance with all federal, state and local laws, regulations or orders, including without limitation, employment, insurance, zoning, occupancy, building, occupational and licensure laws, regulations and orders which affect the Dialysis Business and all laws relating to Medicare and/or Medicaid, including, but not limited to, 42 U.S.C.
Section 1320(a)-7(a) et seq., 42 U.S.C. Section 1320(a)-7(b) et seq., 31 U.S.C.
Section 3729, and any other federal or state provision relating to the filing of false claims or payments for referrals. Sellers have not received any notice asserting a failure to comply with any such law, regulation or order which notice has not prior hereto been fully and completely resolved to the satisfaction of, or abandoned by, the noticing party. Without limitation of paragraph 2.6:

     2.6.1  Licenses etc.  The Company holds all rights, permits, authority,
            -------------
consents, licenses, certificates of need, exemptions, accreditations and the like, including zoning approvals, variances and use or occupancy permits necessary to enable it to (i) conduct the Dialysis Business as heretofore conducted and (ii) obtain reimbursement under the Medicare,

Medicaid and ESRD Programs and under all contracts, programs and other arrangements with third-party payors, insurers or fiscal intermediaries (collectively, the "Licenses"). Schedule 2.6.1 contains a complete and correct list of the Licenses, showing their dates of expiration where applicable. The Licenses are valid and in full force and effect and no violations exist in respect thereof. There are no pending, or, to the knowledge of Sellers, threatened, investigations or proceedings with respect to the Licenses. The Facility has an existing Medicare Provider Agreement with the Health Care Finance Administration of the Department of Health and Human Services and is certified for participation in the Medicare, Medicaid and ESRD Programs, all of which licenses, agreements, certifications, contracts and instruments are in full force and effect. No defaults have occurred thereunder, and, to the best knowledge of each Seller, no event has occurred which, with the giving of notice or passage of time or both, would constitute a material default thereunder.

     2.6.2  Hazardous Materials.  Except as disclosed in Schedule 2.6.2, no
            -------------------
hazardous or toxic material of any type has ever been generated, treated, produced, stored, transported, released or disposed of on, around or beneath the Facility (as hereinafter defined). No written notification has been received with respect to the space occupied by the Facility (the "Premises") and there are no proceedings or inquiries, pending or, to the knowledge of Sellers, threatened, before any court, agency, authority or tribunal, involving, concerning, or affecting the Premises, in which is in issue the violation of any federal, state or local law or regulation pertaining to hazardous or toxic materials. For purposes of this section, the phrase "hazardous or toxic materials" includes substances defined as "hazardous substances," "hazardous materials," "toxic substances," "hazardous waste," "extremely hazardous waste," or "restricted hazardous wastes," under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. section 1251, et seq.; and comparable provisions of state and local county and city ordinances, or any substances so defined or stated in any of the regulations adopted and publications promulgated pursuant to those laws as they may have been amended from time to time.

     2.6.3  Filing of Reports.  Other than claims or reports pertaining to
            -----------------
individual patients, Sellers will cause to be timely filed, all cost reports of every kind whatsoever required by law or by written or oral contract or otherwise to have been filed or made on or prior to the Closing Date with respect to the purchase of services by third-party purchasers, including, but not limited to, Medicare and Medicaid, insurance carriers and other fiscal intermediaries. The Company and each Seller has timely filed, in a complete and correct manner, all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs due on or before the date hereof. There are no claims, actions, payment reviews or appeals pending or threatened before any commission, board or agency, including, without limitation, any intermediary or carrier, the Administrator of the Health Care Financing Administration, or the Louisiana Department of Health and Rehabilitative Services or any other state or federal agency with respect to any Medicare or Medicaid claims filed by Seller on or before the date hereof or program compliance matters, which would adversely affect the Company, any Seller, the Assets, the operation or utility thereof, or the consummation of the transactions contemplated hereby. No validation review or program integrity review related to any Seller or the Company has been conducted by any commission, board or agency in connection with the Medicare or Medicaid program, and no such reviews are scheduled, pending or, to any Seller's knowledge, threatened against or affecting any Seller, the Company, any of the Assets or the consummation of the transactions contemplated hereby.

     2.6.4  Occupational Safety.  The Company has complied in all material
            -------------------
respects with all requirements of the Occupational Safety and Health Act and its state equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have material adverse effect on the Dialysis Business, and with all orders, judgments and decrees of any tribunal under such legislation that apply to the Dialysis Business or the Assets.

     2.6.5  Zoning.  The operation and current use of the Premises are permitted
            ------
under existing zoning and other land use laws and regulations applicable to the Premises, and there are no plans, studies or efforts of any governmental or nongovernmental authority, association, agency, person or entity which would affect Buyer's proposed use or operation of the Premises.

     2.7  Litigation.
          ----------

     2.7.1  Claims Actions, etc.  Except as set forth in Schedule 2.7, there are
            --------------------
no claims, actions, suits, arbitrations, legal or other proceedings pending or, to the best knowledge of Sellers, threatened before any court or governmental or administrative body or agency, or arbitration tribunal, nor are there any outstanding orders, writs, judgments, injunctions or decrees of any court, arbitrator or governmental agency to which any Seller or the Company is a party related to the Dialysis Business;

     2.7.2  Governmental Investigation.  Except as shown on Schedule 2.7, no
            --------------------------
investigations for claims against (i) the Company, any Seller, the Dialysis Business or the Facility or (ii) to the best knowledge of any Seller, any of the medical staff members or employees of the Facility, are pending or threatened by any governmental agency or instrumentality; and

     2.7.3  Judgments.  Except as shown on Schedule 3.7, none of the Sellers or
            ---------
the Company is party to, nor are they the subject of, any judgment, order, writ, injunction, or decree of any court or governmental agency or instrumentality which relates to the Assets, the Company, the Dialysis Business, the condition or operation of the Facility or the consummation of any of the transactions described in this Agreement.

     2.8  Improper Payments.  None of the Sellers, the Company or any of the
          -----------------
Sellers' or the Company's affiliates, employees, representatives or agents has, directly or indirectly, within the past four (4) years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person who may be in a position to help or hinder the Dialysis Business. None of the Sellers or the Company has filed any reports with any governmental agency which disclose that it has participated in any of the foregoing practices or acts giving rise to such practices.

     2.9  Eminent Domain.  There are no pending or, to the best knowledge of any
          --------------
Seller, threatened proceedings in eminent domain or otherwise, affecting any of the Assets or the Facility.

     2.10  Insurance.  Schedule 2.10 sets forth a complete and correct list and
           ---------
a brief description of all policies of fire, extended coverage, liability (including, without limitation, medical malpractice and professional liability) and all other kinds of insurance held by the Company covering the Assets, the Facility and the Dialysis Business. These policies are and will be maintained, in full force and effect, until the Closing Date. Schedule 2.10 also contains a list of all claims made on such policies since January 1, 1993. There are no pending or asserted claims against any insurance as to which any insurer has denied liability.

     2.11  Labor Arrangements.  Except as shown on Schedule 2.11, the Company is
           ------------------
not a party to, bound by or obligated to contribute to, any collective bargaining agreement or other similar contract with any labor organization, nor is it a member of or affiliated with any organization, group or association as a result of which it is bound as to the terms and conditions of employment or its hiring or termination policies at the Facility with respect to any of its employees. Except as disclosed in Schedule 2.11, the Company has not experienced, and there is not pending or, to the best knowledge of any Seller, threatened, any labor dispute, strike, work stoppage or slowdown or labor disturbance affecting the Facility, nor has there been any labor union organizing activity at the Facility within the last three (3) years. There is no unfair labor practice or other charge or complaint pending, or, to the best knowledge of any Seller, threatened against the Company, before any court, the National Labor Relations Board or any other governmental agency.

     2.12  Personnel; Compensation.  Schedule 2.12 is a complete and correct
           -----------------------
list of the names and addresses of all employees of the Company showing the compensation payable to each and all accrued vacation time, sick leave and holiday time through [July 31, 1995]. The Company has not increased the compensation payable to any employee of the Company since May 26, 1995, without the prior written consent of Vivra.

     2.13  Employment Contracts and Employee Benefit Plans.  Schedule 2.13
           -----------------------------------------------
contains a complete and correct list and description of all employment contracts to which the Company is a party or by which it is bound and of all pension, bonus, profit sharing, retirement, stock option, medical expense, dental expense, hospitalization, life insurance or other death benefit, severance, and other benefit plans, agreements, arrangements or other programs providing remuneration or benefits for employees at the Facility, including without limitation any employee benefit plan defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not reflected in any plan documents. There have been no material defaults, breaches, omissions or other failings by the Company or, to the best knowledge of any Seller, any fiduciary under any of these contracts or programs.

     2.13.1  Employee Benefit Plans.  Without limitation of paragraph 2.13, as
             ----------------------
to each employee benefit plan, as defined in section 3(3) of ERISA sponsored by the Company:

     (a)  Compliance.  The Company is in compliance in all material respects
          ----------
with, and has taken all steps necessary to satisfy the requirements which are prescribed by, any and all statutes, orders or governmental rules or regulations currently in effect.

     (b)  Qualification.  Where applicable, each such plan is qualified under
          -------------
section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and the plan sponsor has received a determination letter as to the continued qualification of each such plan under the Code.

     (c)  Contributions.  The Company has made all contributions to each such
          -------------
plan required by the terms of the plan or any related collective bargaining agreement as well as, where applicable, all contributions required to be made in order to satisfy the minimum funding standards of section 302 of ERISA to the extent such standards are applicable.

     (d)  Funding.  With respect to any such plan subject to the minimum funding
          -------
standards of section 302 of ERISA, if any, there is no accumulated funding deficiency within the meaning of such section and there are no unfunded past service liabilities.

     (e)  Prohibited Transactions.  The Company has not engaged in or been a
          -----------------------
party to any prohibited transaction in connection with which the Company or the Sellers or their successors could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code.

     (f)  Reporting.  The Company has complied with and prior to Closing will
          ---------
comply with reporting requirement as to any event which has occurred and any condition which exists which would be deemed a reportable event with respect to such plans within the meaning of section 404 of ERISA.

     (g)  Pension Benefit Guaranty Corporation.  The Company has not incurred,
          ------------------------------------
and will not incur, any financial liability to the Pension Benefit Guaranty Corporation except for premiums due, all of which have been or will be paid.

     (h)  Terminations.  The Company has not terminated any such plan or any
          ------------
trust related thereto.

     2.14  Brokers.  Neither the Company nor any of the Sellers has employed,
           -------
contracted for the services of, or authorized any broker or finder with respect to the negotiations leading up to the execution of this Agreement or the consummation of the transactions contemplated hereby.

     2.15  Liabilities.  Buyer will not be obligated for, nor will the Assets
           -----------
secure or be subject to any liabilities or obligations of Sellers of any kind or nature whether absolute, accrued, contingent, known, unknown or otherwise, and whether normally set forth or reflected in a financial statement in connection with, as result of or following the consummation of the transactions contemplated hereby.

     2.16  Material Contracts.  Schedule 2.16 contains a correct and complete
           ------------------
list of all contracts, agreements, commitments, instruments, leases and arrangements, including all amendments or supplements thereto, to which the Company is a party or by which it is bound, or by which any of the Assets or the Dialysis Business is subject or bound which: (a) are material to the Dialysis Business or (b) meet any of the following descriptions: (i) any contracts, agreements or arrangements with insurance companies, managed care plans, hospitals, employers or other third parties pursuant to which health care services are provided to patients; (ii) any contract or agreement not entered into in the normal course of business; (iii) any contract or agreement which involves future payments or receipts in excess of $ 5,000; (iv) any contract or agreement not terminable without penalty or cause on 30 days or less notice; and
(v) any contracts or agreements with physicians or other providers of medical services on behalf of the Company (collectively, the "Material Contracts"). Sellers have delivered accurate and complete copies of each Material Contract to Buyer. All Material Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect. Neither Sellers nor the Company nor to the best of any Seller's knowledge, any other party to any Material Contract is in breach of any provision of, in violation of, or in default under the terms of any Material Contract. Except as indicated on Schedule 2.16, no Material Contract will be effected by the transactions contemplated by this Agreement.

     2.17  Pooling of Interests.  Except as contemplated or required under this
           --------------------
Agreement:

     (a) the Company has not been a division or subsidiary of another corporation for the two (2) years preceding the Closing;

     (b) the Company has not held more than 10% of the stock of any other company or of Vivra at the date of initiation of the transactions contemplated by this Agreement;

     (c) the transactions contemplated by this Agreement shall be completed in a single transaction or within one (1) year after the plan is initiated;

     (d) the transactions contemplated by this Agreement shall be substantially voting common stock in exchange for voting common stock;

     (e) the Company has not, in order to consummate this transaction, changed its voting common stock structure during the two years immediately preceding the Closing;

     (f) during the two years preceding the Closing, the Company has not purchased treasury stock to consummate or avoid a business combination transaction;

     (g) the Company has not rearranged the relative ownership of shares among its existing voting shareholders as a part of this transaction;

     (h) none of the Vivra Shares shall be restricted as to voting rights as part of this transaction;

     (i)  there is no "earnout" contingency as part of this transaction;

     (j) no financial arrangements have been made with the Sellers which negate the exchange of equity securities (such as loans made against stock issued); and

     (k) to the best of the knowledge of the Sellers, neither the Company, nor any of its affiliates, officers, or directors has taken any action or failed to take action which action or failure to take action would jeopardize the treatment of Buyer's acquisition of the Company as a "pooling of interests" for accounting purposes.

     2.18  Receipt of Information.  Seller has received:  (i) a copy of Vivra's
           ----------------------
prospectus dated February 9, 1995; (ii) a copy of Vivra's 1994 Annual Report to Stockholders; (iii) a copy of Vivra's Annual Report on Form 10-K for the fiscal year ended November 30, 1994; (iv) a copy of Vivra's Quarterly Reports on Form 10-Q for the quarters ended February 28 and May 31, 1995; (v) a copy of Vivra's Proxy Statement for Vivra's annual meeting held on April __, 1995.

     2.19  Accounts Receivable.  Schedule 2.19 sets forth an accurate and
           -------------------
complete aging of all outstanding accounts and notes receivables as of June 30, 1995. All outstanding accounts and notes receivable reflected on the Financials are due and valid claims against account debtors for services rendered, and are not subject to any defenses, offsets or counterclaims. All receivables arose in the ordinary course of business. No receivables are subject to any prior assignments, claim, lien or security interest. The Company has no liability for any discounts, refunds or otherwise except as set forth on the Financial Statements.

     2.20  Taxes.  The Company has filed all returns, declarations and reports
           -----
and all information returns and statements (collectively, "Returns") required to be filed or sent by or on behalf of the Company with respect to all foreign, federal, state, county, local and other taxes of every kind, including income, gross receipts, excise, franchise, property, value added, import duties, employment, transfer, payroll, sales and use taxes and any additions to tax and any interest or penalties thereon (collectively, "Taxes") for any period ending on or before the Closing Date. As of the time of filing, the Returns accurately and correctly reflected, the income, business, assets, operations, activities and status of the Business and any other information required to be shown thereon. No extension of time in which to file a Return is currently in effect. The Company has timely paid all Taxes required to be paid prior to the date hereof. All Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the proper governmental entity or are being withheld by the Company for such payment. All taxes which have not been paid on the date hereof have been properly accrued for on the Financial Statements. Since its incorporation, the Company has been taxable as an "S" corporation under the Internal Revenue Code of 1986, as amended.

     2.21  Bank Accounts.  Schedule 2.21 sets forth the names and locations of
           -------------
all banks, trust companies, savings and loan associations and other financial institutions at which the

Company maintains an account, deposit, safe deposit box, lock box or line of credit or other loan facility relationship or account of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. Schedule 2.21 sets forth an accurate and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company ("Investments"). The Company has good and marketable title to all of the Investments.

     2.22  Transactions with Affiliates.  Except as otherwise set forth on
           ----------------------------
Schedule 2.22, none of the Sellers nor any Affiliate (as hereinafter defined) of any Seller, directly or indirectly: (a) owns any debt, equity or other interest in any corporation, association or other entity which is a competitor, lessor, lessee, customer or supplier of the Company, (b) has any cause of action or other claim against or owes any amount to, or is owed any amount by, the Company; (c) has any interest in or owns any property or right used in the conduct of the Dialysis Business; (d) is a party to any contract, lease, agreement, arrangement or commitment of which the Company is a party or which is used in the conduct of the Dialysis Business; or (e) received from or furnished to the Company any goods or services. For purposes of this Agreement, the term "Affiliate" means any corporation, partnership, trust or other entity controlled by the Sellers, individually or collectively, or any member of any Seller's immediate family.

     2.23  Interim Change.  Except as set forth in Schedule 2.23 or in the
           --------------
Financials, since December 31, 1994 there has not been:

     (a) any material adverse change in the financial condition, assets, liabilities, personnel or business of the Company or in its relationships with suppliers, patients, lessors, lessees or regulators;

     (b) any damage, destruction or loss of property, whether or not covered by insurance, materially and adversely affecting the Company;

     (c) any increase in the compensation or benefits payable or to become payable by the Company to any of its officers or to employees;

     (d) any extension of credit by the Company other than in the ordinary course of business;

     (e) any redemption, purchase or other acquisition by the Company of any of its Shares;

     (f) any sale, transfer or disposal by the Company or purchase, or agreement therefor by the Company of any properties or assets or provision of services except in the ordinary course of business and consistent with past practices;

     (g) any declaration or payment of any dividends or other distributions in respect of the capital stock of the Company; or

     (h)  any transaction not in the ordinary course of business.

Except as disclosed on Schedule 2.23, since December 31, 1994 the Company has not incurred or become subject to, or agreed to incur or become subject to, any liability or obligation, contingent or otherwise, except current liabilities and contractual obligations which are disclosed on Schedule 2.16 or not required to be so disclosed in the ordinary course of business.

     2.24  Disclosure by Seller.  Set forth on Schedule 2.24 is a description of
           --------------------
any of the following events:

     (a) any disciplinary, peer review or professional review investigation, proceeding or action instituted against any Seller by any licensure board, hospital, medical school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency;

     (b) any investigation or proceeding, whether administrative, civil or criminal, relating to an allegation against any Seller of filing false health care claims, violating anti-kickback laws or engaging in other billing improprieties;

     (c) any allegation, or any investigation or proceeding based on any allegation or proceeding based on any allegation, against any Seller of violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the practice of medicine; and

     (d) any denial or withdrawal of an application of any Seller in any state for licensure as a physician, for medical staff privileges at any hospital or other health care entity, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance.

     2.25  No Untrue Representation or Warranty.  No representation or warranty
           ------------------------------------
by Sellers in this Agreement, and no statement, schedule, certificate furnished or to be furnished to Buyer pursuant to this Agreement, or in connection with the transactions described it, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     3.  Representations and Warranties of Buyer.  Buyer represents and warrants
         ---------------------------------------
to Sellers that:

     3.1  Organization and Good Standing.  Buyer is, and on the Closing Date,
          ------------------------------
will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2  Authority.  The execution, delivery and performance of this Agreement
          ---------
and the consummation of the transactions described in it by Buyer have been duly authorized and approved by Buyer's Board of Directors (either specifically or by appropriate grant of general authority), and by all other necessary corporate action on its part, and no stockholder approval is required of such actions.
The person who has executed this Agreement on behalf of Buyer has been duly authorized to do so by all necessary corporate action by Buyer. Buyer has the corporate power and authority to enter into, deliver, and perform this Agreement, and this Agreement, when executed and delivered by Buyer, will be a valid and binding obligation of Buyer enforceable against Buyer according to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws, regulations and authorities from time to time in effect affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding in equity or at law.

     3.3  Brokers.  Buyer has not employed, contracted for the services of, or
          -------
authorized any broker or finder with respect to the negotiations, execution or performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.4  Effect of Agreement.  Neither the execution and delivery of this
          -------------------
Agreement by Buyer nor the consummation of the transactions described in it at the Closing will:

     3.4.1  Articles and Bylaws.  Violate Buyer's Certificate of Incorporation
            -------------------
or Restated Bylaws;

     3.4.2  Breach of Agreements.  Violate, constitute a breach of, cause a
            --------------------
default under, or permit the termination of any agreement, obligation, liability, mortgage or deed of trust, security agreement or other lien, charge or encumbrance, to which Buyer is subject or for which Sellers might become liable;

     3.4.3  Acceleration of Indebtedness.  Accelerate or constitute an event
            ----------------------------
entitling the holder of any indebtedness of Buyer to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect thereon; or

     3.4.4  Judgments, etc.  Violate, conflict with or result in the breach of
            ---------------
any judgment, order, writ, injunction, decree, or, to the best knowledge of Buyer, any rule or regulation of any court, governmental agency or instrumentality affecting Buyer.

     3.5  Litigation.  There is no material litigation, governmental
          ----------
investigation or other proceeding pending or, to the best knowledge of Buyer, threatened to which Buyer is a party that would adversely affect the ability of Buyer to consummate the transactions described in this Agreement.

     3.6  Vivra Stock.  The Vivra Shares have been duly authorized by all
          -----------
necessary corporate action of Vivra and when delivered hereunder will be validly issued, fully paid and nonassessable.

     4.  Covenants of Sellers.  Sellers jointly and severally covenant and agree
         --------------------
that:

     4.1  Conduct of Business Pending the Closing.  From the date of this
          ---------------------------------------
Agreement to the Closing Date, Sellers will or will cause the Company to:

     4.1.1  Conduct of Dialysis Business: Operation of Facility.  Conduct the
            ---------------------------------------------------
Dialysis Business and operate the Facility as presently conducted and operated and only in the ordinary course of business and will comply in all material respects with all applicable legal and contractual obligations;

     4.1.2  Preservation of Organization.  Use best efforts to preserve the
            ----------------------------
Dialysis Business and the Facility intact and to preserve the goodwill of all suppliers, customers, patients, physicians, providers and others with whom Sellers or the Company have business relationships;

     4.1.3  Maintenance of Premises.  Use best efforts to preserve and maintain
            -----------------------
the Premises in good condition, ordinary wear and tear excepted, and repair any damage to the Premises;

     4.1.4  Employees.  Take no action which would interfere with Vivra's
            ---------
relations with employees at the Facility and not increase the compensation payable to any of such employees;

     4.1.5  Liabilities.  Not incur any obligation or liability other than
            -----------
current liabilities incurred in the ordinary course of business consistent with past practices; and

     4.1.6  Alienation of Assets.  Not sell, transfer, distribute or encumber
            --------------------
any of the Assets, except for Inventory expended or sold in the ordinary course of business.

     4.1.7  Certain Payments.  Not (a) declare or pay any dividend or make any
            ----------------
other distribution with respect to its securities or redeem or purchase any securities, or (b) perform, pay or otherwise discharge, any obligation or liability except for current liabilities paid in the ordinary course of business consistent with past practices.

     4.1.8  Material Contracts.  Not enter into, amend or terminate any Material
            ------------------
Contracts.

     4.2  Restrictions on Transfer.  Each Seller agrees that he will not
          ------------------------
directly or indirectly sell, assign, transfer, give, pledge, encumber or otherwise dispose of any interest in his SCDC Shares, prior to the Closing and will not directly or indirectly sell, assign, transfer, give, pledge, encumber or otherwise dispose of any interest in the Vivra Shares acquired by such Seller (including any Vivra Shares issued as part of the Post Closing Payments) until an earnings report including at least 30 days of the combined operations of Vivra and the Dialysis Business has been published (the "Combined Earnings Report"). Legal counsel for the Sellers (the "Escrow Holder") shall hold the Vivra Shares in escrow until the Combined Earnings Report has been published and thereafter the Escrow Holder shall deliver the Vivra Shares to Sellers and upon such delivery, the provisions of this paragraph 4.3 shall be no longer effective. Escrow Holder shall be entitled to deposit such shares with a court of law in the event of a dispute and Vivra shall not seek to have Escrow Holder disqualified from representing Sellers in such dispute. Vivra and Sellers shall jointly indemnify, defend and hold Escrow Holder harmless from any and all reasonable expenses and fees, costs, damages and liabilities arising or incurred by reason of it serving as Escrow Holder.

     4.3  Facility Lease.  Sellers shall cause the owner of the Premises to
          --------------
enter into the Facility Leases (as hereinafter defined).

     4.4  Insurance.
          ---------

     4.4.1  Maintenance of Existing Insurance.  Sellers shall cause the Company
            ---------------------------------
to maintain in full force and effect to the Closing Date all policies of insurance relating to the Assets and the Facility now in effect and will give all notices and present all claims under such policies of insurance in a timely fashion up to the Closing Date.

     4.4.2  Tail Coverage.  Sellers shall, at Sellers' expense, obtain liability
            -------------
insurance coverage for all occurrences prior to the Closing Date and shall list Vivra as an additional insured under such policy.

     4.5  Audited Financial Statements.  On and after Closing, Sellers shall
          ----------------------------
cooperate with Vivra in the preparation of such audited financial statements in respect of the Assets and results of operations of the Dialysis Business prior to Closing as Vivra reasonably deems appropriate for Vivra's financial and tax reporting purposes. Vivra shall pay the reasonable accounting fees incurred by Sellers in connection with the preparation of such audited financial statements but only to the extent that such fees would not otherwise have been incurred by Seller.

     4.6  Satisfaction of Conditions Precedent.  Sellers, in addition to
          ------------------------------------
specific obligations set forth elsewhere in this paragraph 4, shall (i) upon satisfaction of the conditions precedent set forth in paragraph 7, execute and deliver the documents required to be delivered by Sellers pursuant to paragraph 8 and (ii) use their best efforts to consummate the transaction contemplated by this Agreement and to satisfy or cause to be satisfied all of the conditions precedent set forth in paragraph 6.

     4.7  Supplements.  If any representation, warranty or statement of Sellers
          -----------
or any schedule delivered to Buyer shall become incorrect, Sellers shall promptly deliver to Buyer a supplement in order that said representation, warranty, statement, or schedule, as so supplemented, shall be true and correct, provided, however, that no such supplement or amendment shall be considered in determining the satisfaction of the conditions set forth in paragraph 6.1 and no such supplement or amendment shall affect Sellers' obligations under paragraph 9.

     5.  Covenants of Buyer.  Buyer covenants and agrees that:
         ------------------

     5.1  Maintenance of Records; Access by Sellers.  Subject to the applicable
          -----------------------------------------
law of confidentiality and privacy, Buyer shall for a period of 7 years maintain all business records of the Facility and make such records available for use by Sellers as needed. Access to any such records shall be during normal business hours, with prior notice to Buyer of the time when such access shall be needed. Sellers' employees, representatives and agents shall conduct themselves in such a manner as to not unnecessarily or unreasonably disrupt Buyer's normal business activities.

     5.2  Audited Financial Statements.  On and after the Closing Date (and
          ----------------------------
after Closing), Buyer shall cooperate with Sellers in the preparation of such audited financial statements in respect of the Assets and the results of operations of the Dialysis Business prior to Closing as Sellers reasonably deem appropriate for Sellers' financial and tax reporting purposes.

     5.3  Satisfaction of Conditions Precedent.  Buyer shall upon satisfaction
          ------------------------------------
of the conditions precedent set forth in paragraph 6, execute and deliver the documents required to be delivered by Buyer pursuant to paragraph 8, use its best efforts to consummate the transactions contemplated by this Agreement and to satisfy or cause to be satisfied all of the conditions precedent which are set forth in paragraph 7.

     5.4  Public Announcement.  Vivra agrees to assist the Sellers in announcing
          -------------------
this transaction to the public in such a way that the Company's goodwill will be preserved and the public's perception of the transaction will be that of a continuation of the Company's business and not a disposition of assets.

     6.  Buyer's Conditions Precedent to Closing.  Buyer's obligations to
         ---------------------------------------
purchase the SCDC Shares, deliver the Vivra Shares and perform its other obligations under this Agreement are subject to the occurrence of or compliance with each of the following conditions, all of which are for the sole benefit of Buyer and may be waived by Buyer:

     6.1  Warranties True and Correct.  Each of the representations and
          ---------------------------
warranties of Sellers set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and the covenants, agreements and conditions required by this Agreement to be performed and complied with by Sellers by such date shall have been performed and complied with in all material respects.

     6.2  Deliveries.  Sellers shall have executed and delivered all of the
          ----------
documents required to be delivered by Sellers pursuant to paragraph 8.

     6.3  Approval.  The form and substance of all certificates, instruments,
          --------
opinions and other documents delivered to Buyer pursuant to this Agreement shall be reasonably satisfactory to Vivra and its counsel.

     6.4  Litigation.  No litigation or governmental investigation, proposed or
          ----------
pending, shall have been commenced or threatened by persons other than Buyer or its affiliates with regard to the transactions described in this Agreement, which if successful, would have a material adverse effect on the operations or financial condition of the Dialysis Business, the Facility or the Assets or any party's ability to consummate the transactions contemplated by this Agreement.

     6.5  Condition of Assets.  The Dialysis Business and the Assets shall not
          -------------------
have been adversely affected in any material way by any act of God, fire, flood, accident, labor disturbance, legislation (proposed or enacted) or other event or condition.

     6.6  Registration of Vivra Shares.  The registration statement covering the
          ----------------------------
sale of Vivra Shares to Sellers shall have remained effective and shall not be the subject of any stop order or proceeding seeking a stop order and the Vivra Shares shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

     6.7  Consents.  All consents by third parties that are required for the
          --------
transfer of the SCDC Shares or are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which the Company is a party or to which any portion of the property of the Company is subject, shall have been obtained or provided for and shall remain in effect. The Environmental Report shall be satisfactory to Vivra in its sole but good faith discretion.

     6.8  Due Diligence.  Vivra shall have investigated the ownership,
          -------------
conditions and nature of the business conducted by the Company and its financial condition and results of operations in a due diligence investigation, the results of which are satisfactory to Vivra in its sole but good faith discretion. The Environmental Report shall be satisfactory to Vivra in its sole but good faith discretion.

     7.  Seller's Conditions Precedent to Closing.  Sellers' obligation to sell
         ----------------------------------------
the SCDC Shares is subject to the occurrence of or compliance with each of the following conditions, all of which are for the sole benefit of Sellers and may be waived by Sellers:

     7.1  Warranties True and Correct.  Each of the representations and
          ---------------------------
warranties of Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and the covenants, agreements, and conditions required by this Agreement to be performed and complied with by Buyer by such dates shall have been performed and complied with in all material respects.

     7.2  Deliveries.  Vivra shall have executed and delivered all of the
          ----------
documents required to be delivered by Vivra pursuant to paragraph 8.

     7.3  Approval.  The form and substance of all certificates, instruments,
          --------
opinions and other documents delivered to Sellers pursuant to this Agreement shall be satisfactory in all reasonable respects to Sellers and their counsel.

     7.4  Litigation.  No litigation or governmental investigation, proposed or
          ----------
pending, shall have been commenced or threatened by persons other than Sellers or its affiliates with regard to the transactions described in this Agreement which, if successful, would have a material adverse effect on any party's ability to consummate the transactions contemplated by this Agreement.

     7.5  Registration of Vivra Shares.  The registration statement covering the
          ----------------------------
sale of the Vivra Shares to the Sellers shall have remained effective and shall not be the subject of any stop order or proceeding seeking a stop order and the Vivra Shares shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

     8.  Closing.  The Closing of the transactions hereunder shall be effected
         -------
as set forth in paragraph 8.

     8.1  Closing.  "Closing" means the transfer of all of the SCDC Shares from
          -------
Sellers to Buyer. The Closing shall occur on July 31, 1995 (the "Closing Date") at the offices of McDermott, Will & Emery, Chicago, Illinois.

     8.2  Deliveries.  On the Closing Date, deliveries shall be made by Sellers
          ----------
as set forth in paragraph 8.2.1 and by Buyer as set forth in paragraph 8.2.2.

     8.2.1  Deliveries by Sellers.  Sellers shall deliver to Buyer the following
            ---------------------
documents and instruments, in form and substance reasonably satisfactory to Buyer and its counsel, against delivery by Buyer of the items specified in paragraph 8.2.2:

     (a)  Certificates.  Certificate(s) evidencing all of the SCDC Shares,
          ------------
endorsed for transfer to the Buyer;

     (b)  Good Standing.  A Certificate of good standing of the Company as of a
          -------------
recent date from the Secretary of State of Louisiana;

     (c)  Corporate Documents.  The minute books, by-laws and stock records of
          -------------------
the Company, certified by the Secretary of the Company; and

     (d)  Resignations.  Resignations of each member of the Board of Directors
          ------------
of the Company and each officer of the Company.

     (e)  Facility Lease.  A lease for the premises currently occupied by the
          --------------
Facility (the "Facility Leases") substantially in the form attached as Exhibit B hereto, duly executed by the owner of the Premises;

     (f)  Investment Letter.  A letter substantially in the form attached hereto
          -----------------
as Exhibit C, executed by each of the Sellers.

     (g)  Sellers' Certificate.  Certificates ("Sellers' Certificate") signed by
          --------------------
each of the Sellers, dated the Closing Date, to the effect that each of the representations and warranties made by Sellers in this Agreement are true and correct at and as of the Closing Date and that each of the covenants, conditions and agreements to be performed or complied with by Sellers by such date have been so performed or complied with in all material respects, and that, to the best knowledge of such signatory, there is no fact or condition which would cause Sellers to be in breach of any of the covenants or representations and warranties hereunder as of the Closing Date. The execution and delivery of the Sellers' Certificate by Sellers shall not limit their liability and obligations following the Closing Date.

     (h)  Tail Insurance.  Evidence that the insurance required by paragraph
          --------------
4.4.2 of this Agreement has been obtained.

     (i)  Other.  At the Closing, the Sellers shall take such other steps as may
          -----
be necessary or appropriate to place the Buyer in actual possession and operating control of the Dialysis Business and the Assets.

     8.2.2  Deliveries by Buyer.  Buyer shall deliver to Sellers (or, in the
            -------------------
case of subparagraph (a), to the Escrow Holder) the following items against delivery by Sellers of the items specified in paragraph 8.2.1:

     (a)  Vivra Shares.  A certificate evidencing the number of Vivra Shares to
          ------------
be issued to each Seller at Closing.

     (b)  Resolutions.  Copies of resolutions of the Board of Directors of
          -----------
Vivra, duly certified by its Secretaries in form reasonably satisfactory to counsel for Sellers, authorizing and approving the execution, delivery and performance of this Agreement by Vivra and all actions to be taken by Vivra hereunder.

     (c)  Buyer's Certificate.  A certificate ("Buyer's Certificate") signed by
          -------------------
an authorized officer of Buyer, dated the Closing Date to the effect that each of the representations and warranties made by the Buyer in this Agreement are true and correct at and as of the Closing Date and that each of the covenants, conditions and agreements to be performed or complied with by Buyer by such date have been so performed or complied with by Buyer by such date in all material respects, and that, to the best knowledge of such signatory, there is no fact or condition which would cause Buyer to be in breach of any of its representations and warranties hereunder as of the Closing Date. The execution and delivery of the Buyer's Certificate by Buyer shall not serve to limit any of Buyer's liabilities and obligations following the Closing Date.

     8.3  Closing Agreements.  At the Closing, the parties shall execute,
          ------------------
acknowledge and deliver the following:

     8.3.1  Medical Director Contract.  A Medical Director Contract between
            -------------------------
Community Dialysis Centers, Inc. and V.N. Devarajan, M.D., with a term of no less than ten (10) years, substantially in the form attached hereto as Exhibit D.

     8.4  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

     8.4.1  by mutual consent of Sellers and Buyer;

     8.4.2 by either Sellers or Buyer if there has been a material misrepresentation or material breach of warranty on the part of the other party in the representations and warranties set forth in this Agreement, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby; or

     8.4.3 by either Buyer or Sellers if the Closing has not occurred by September 1, 1995.

     Termination of this Agreement shall not serve to relieve any party of any responsibility or obligation for any breach of this Agreement occurring prior to such termination.

     9.  Indemnification.
         ---------------

     9.1  Indemnification.
          ---------------

     9.1.1  By Sellers.  Sellers jointly and severally shall, on demand,
            ----------
indemnify, defend and hold Buyer and its employees, agents, representatives, successors and assigns (and, after the Closing, the Company), harmless from, against and in respect of any and all claims, losses, costs, expenses, liabilities and damages, including interest, penalties and reasonable attorneys' fees and costs (collectively, "Claims"), that any of them shall incur or suffer in connection with (i) the claims of any third party, including but not limited to the Company's employees, against any of them for alleged obligations or liabilities of the Company arising out of Sellers' operation of the Dialysis Business prior to the Closing Date; or (ii) the breach by any Seller of any covenant or agreement or the inaccuracy of any representation or warranty made by any Seller herein. Notwithstanding anything contained herein, it is expressly agreed that each of David J. Vial, M.D. and Martin Ballenger, M.D. shall not be liable for the inaccuracy of the representations contained in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.15, 2.16, 2.17,
2.19, 2.20, 2.21 and 2.23 which to their respective knowledge was true and correct at the time of this Agreement and further provided that each of their liability for breach of the representations contained in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.15, 2.16, 2.17, 2.19, 2.20, 2.21 and
2.23 shall not exceed 12.5% of the Purchase Price.

     9.1.2  By Buyer.  Vivra shall, on demand, indemnify, defend and hold
            --------
Sellers and their successors and assigns harmless from, against and in respect of any Claims, that any of them shall incur or suffer in connection with (i) the Claims of any third party for alleged liabilities or obligations of Sellers arising out of Buyer's operation of the Dialysis Business after the Closing Date; or (ii) 9.1.1 or 9.1.2, the indemnitee shall notify the indemnitor within a reasonable time after the indemnitee receives written notice of any Claim, and shall give the indemnitor a reasonable opportunity to settle or defend any such Claim; provided, however, that the indemnitee's failure to give such notice or opportunity shall not impair or otherwise affect the indemnitor's obligation to indemnify against such

Claim except to the extent that the indemnitor demonstrates actual damage caused by such failure; and, provided further, that the indemnitee may commence to settle or defend the Claim as circumstances warrant, but any settlement shall require the prior written consent of the indemnitor. The expenses of all proceedings, contests or lawsuits with respect to Claims shall be borne by the indemnitor. If an indemnitor wishes to assume the defense of a Claim, it shall give written notice to the indemnitee within ten (10) days after notice from the indemnitee of such Claim, and the indemnitor shall thereafter defend the Claim, employing counsel reasonably satisfactory to the indemnitee, provided that the indemnitee may participate in the defense at its own expense.

     If the indemnitor does not assume the defense of, or if after so assuming it fails to defend, any such claim, the indemnitee may defend it in such manner as it may reasonably deem appropriate, and the indemnitee may settle such Claim on such terms as it may reasonably deem appropriate so long as such settlement only requires the payment of cash. The indemnitor shall promptly reimburse the indemnitee for all reasonable expenses, legal and otherwise, as incurred by the indemnitee in connection with the defense, appeal and settlement of such Claim. If no settlement of such a Claim is made, the indemnitor shall satisfy any judgment rendered with respect to it before the indemnitee is required to do so.

     If a judgment is rendered against the indemnitee on any Claim, or any lien attaches to any of the assets of any indemnitee, the indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the indemnitor shall forthwith pay such judgment or discharge such lien before any indemnitee is compelled to do so.

     10.  Miscellaneous.
          -------------

     10.1  Notices.  Any notice provided for in this Agreement and any other
           -------
notice, demand or communication required or permitted to be given hereunder or which any party may wish to send to another ("Notice" or "Notices") shall be in writing and shall be deemed to have been properly given if served by (i) personal delivery or (ii) registered or certified U.S. mail, or by comparable private carrier, First Class, return receipt requested in a sealed envelope, postage or other charges prepaid, or (iii) telegram, telecopy, facsimile, telex or other similar form of communication, if followed by other physical delivery in writing, addressed to the party for whom the Notice is intended as follows:

     If to Buyer:

          Mr. David P. Barry
          Vice President
          Vivra Incorporated
          2 Mareblu
          P.O. Box 31059
          Laguna Hills, CA 92654
          FAX: (714) 831-6538

     with a copy to:

          Helen R. Friedli, Esq.
          McDermott, Will & Emery
          227 W. Monroe Street, Suite 3100
          Chicago, IL 60606
          FAX: (312) 984-3669

     If to Sellers:

          Vadakkipalayam Devarajan, M.D.
          Chemmale Jayakrishnan, M.D.
          David J. Vial, M.D.
          Martin Ballenger, M.D.
          853 Milling Avenue
          Luling, Louisiana 70070

     with a copy to:

          Norman Pitre, Esq.
          P.O. Box 34
          Luling, Louisiana 70070

or such other address as any person may request by notice given as aforesaid.

     10.1.1  Chance of Address.  Any party to this Agreement may change its
             -----------------
address for Notice from time to time by notice given in accordance with the foregoing provisions.

     10.1.2  Effective Time.  All notice given pursuant to this paragraph shall
             --------------
be deemed given and effective when received if personally delivered or sent by telegram telecopy, telex or similar form of communication or, if mailed on the date shown on the return receipt or if a receipt has not then been received, five (5) days after mailing.

     10.2  Payment of Expenses.  The Sellers and Buyer shall each pay their or
           -------------------
its own expenses, including without limitation, the disbursements and fees of all their respective attorneys, accountants, advisors, agents and other representatives, incidental to the preparation and carrying out of this Agree-ment, whether or not the transactions contemplated hereby are consummated.

     10.3  Sales Tax.  Sellers shall pay any and all sales or use taxes arising
           ---------
as a result of the transactions hereunder.

     10.4  Schedules.  Sellers agree to provide at Closing such materials,
           ---------
documents, and information as may be necessary to update the information contained in any Schedule attached to this Agreement.

     10.5  Termination.  If the transactions contemplated hereby are not
           -----------
consummated, Buyer will return to Sellers, and Sellers will return to Buyer, upon request, the respective materials, information, documents, instruments and records supplied by the other party in respect to such party's business operations and shall keep confidential all information which that party has gathered with respect to the business of the other.

     10.6  Risk of Loss.  Risk of loss or damage by fire or other casualty to
           ------------
the Assets or their taking by eminent domain before Closing is assumed by Sellers. In the event of a material loss, damage to or taking of the Facility, Buyer shall have the option of either (i) terminating this Agreement or (ii) continuing this Agreement, in which event Sellers shall assign to Buyer all of Sellers' rights against third persons and under any applicable insurance policy and any condemnation awards and pay over to Buyer any sums received as a result of such loss, damage or taking.

     10.7  Waiver.  The failure of any party to insist, in any one or more
           ------
instances, on performances of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant (or condition, but the obligations of the parties with respect thereto shall continue in full force and effect.

     10.8  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9  Entire Agreement.  This Agreement (including the Schedules hereto)
           ----------------
and all other agreements and documents executed in connection herewith constitute the entire agreement between the parties hereto with respect to the subject hereof and supersede all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by the parties.

     10.10  Successors and Assigns.  All the terms and provisions of this
            ----------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Vivra may assign any of its rights or obligations under this Agreement to any of its wholly owned subsidiaries without the consent of any Seller. The Sellers may not assign any of their rights or obligations under this Agreement without the prior written consent of Vivra.

     10.11  Further Assurances.  Both before and after the Closing Date, the
            ------------------
parties will exercise good faith with the others and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

     10.12  Survival of Representations and Warranties.  All of the
            ------------------------------------------
representations, warranties, covenants and agreements contained in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing and shall continue to be fully effective and enforceable.

     10.13  Interpretation.  Unless the context requires otherwise, all words
            --------------
used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders.

     10.14  Severability.  If any provision, clause or part of this Agreement,
            ------------
or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     10.15  Release.  Sellers hereby irrevocably and unconditionally release and
            -------
discharge the Company and its officers, directors, successors and assigns (the "Released Parties") from any and all actions, claims, causes of action, suits, charges, complaints, contracts, agreements, liabilities or obligations of any kind whatsoever in law or in equity, which Sellers or his affiliates, heirs, executors, successors and assigns, can, shall or may have against the Released Parties.

     10.16  Governing Law.  This Agreement is to be governed by, and interpreted
            -------------
under, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

                               VIVRA INCORPORATED, a Delaware corporation



                               By
                                  ----------------------------------------------
                                          David P. Barry
                                          Vice President


                               SELLERS:

                               RAJ & JAY, INC.


                               By
                                  ----------------------------------------------
                                  Vadakkipalayam Devarajan, M.D.




                               -------------------------------------------------
                                 Vadakkipalayam Devarajan, M.D.


                               -------------------------------------------------
                                   Chemmale Jayakrishnan, M.D.




                               -------------------------------------------------
                                       David J. Vial, M.D.




                               -------------------------------------------------
                                     Martin Ballenger, M.D.